Exhibit (k)(2)

     MERRILL LYNCH
     BANK USA
     (A Wholly Owned Subsidiary of
     Merrill Lynch & Co., Inc.)

     Condensed Consolidated Financial Statements (Unaudited) for the Quarterly Periods Ended March 28, 2008 (Restated) and March 30, 2007







Explanatory Note
----------------

As discussed in Note 16 included herein, Merrill Lynch Bank USA (the "Bank") has restated its condensed consolidated financial statements as of and for the three months period ended March 28, 2008 to correct an error in the classification of proceeds on the sale of certain loans and the change in other assets and liabilities from the sale of Merrill Lynch Capital in the condensed consolidated statement of cash flows. All the information included herein is as of May 8, 2008, the date the Bank originally issued its condensed consolidated financial statements, and does not reflect any subsequent information or events other than the effects of the restatement discussed in Note 16.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

--------------------------------------------------------------------------------


TABLE OF CONTENTS



                                                                            Page

FINANCIAL STATEMENTS (Unaudited):

   Condensed Consolidated Balance Sheets                                       1

   Condensed Consolidated Statements of Earnings                               2

   Condensed Consolidated Statements of Changes in Stockholder's Equity        3

   Condensed Consolidated Statements of Cash Flows                           4-5

   Notes to Condensed Consolidated Financial Statements                     6-41

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
-----------------------------------------------------------------------------------------------------
(Dollars in thousands, except share amounts)
                                                                         March 28,       December 28,
                                                                            2008             2007
                                                                            ----             ----

Assets
  Cash and due from banks                                               $    108,304    $    273,209
  Cash equivalents                                                        12,364,503      12,700,000
  Trading assets (includes trading assets pledged as collateral that can be sold or repledged of $0 and $742,483 at
    March 28, 2008 and December 28, 2007, respectively)                    1,226,919         934,140
  Securities (includes securities pledged as collateral that can be sold or repledged of $326,948 and $12,074,114 at
    March 28, 2008 and December 28, 2007, respectively)                   21,232,470      24,973,661
  Loans and leases held for sale (includes $602,174 and $629,560 at
    fair value at March 28, 2008 and December 28, 2007, respectively)      1,833,541       2,008,802

  Loans and leases receivable                                             21,835,597      21,599,453
  Allowance for loan and lease losses                                       (233,844)       (171,134)
                                                                        -------------   -------------
  Loans and leases receivable, net                                        21,601,753      21,428,319

  Accrued interest receivable                                                150,759         178,531
  Property and equipment, net                                                 13,020          10,806
  Net deferred income taxes                                                2,898,394       1,510,964
  Derivative assets                                                          355,796         164,590
  Investment in Federal Home Loan Bank                                       275,500         372,500
  Assets of discontinued operations                                          316,240      12,979,714
  Other assets                                                               582,291         617,613
                                                                        -------------   -------------
Total assets                                                            $ 62,959,490    $ 78,152,849
                                                                        =============   =============

Liabilities and Stockholder's Equity

Liabilities
  Interest-bearing deposits                                             $ 56,769,722    $ 56,355,311
  Federal funds purchased and securities
    sold under agreements to repurchase ( includes $0 and $689,687 at
    fair value at March 28, 2008 and December 28, 2007, respectively)        318,876       5,757,071
  Advances from Federal Home Loan Bank                                          --         8,700,000
  Payable to Parent and affiliates                                            35,841         138,257
  Current income taxes payable, net                                          404,669         209,868
  Subordinated debt                                                          500,000         500,000
  Liabilities of discontinued operations                                      10,373         451,452
  Reserve for unfunded commitments                                           337,344         185,809
  Other liabilities                                                          910,397         412,179
                                                                        -------------   -------------
           Total liabilities                                              59,287,222      72,709,947
Stockholder's equity
  Preferred stock, 6% noncumulative, par value $1,000;
    1,000,000 shares authorized, issued, and outstanding                   1,000,000       1,000,000
  Common stock, par value $1; 1,000,000 shares authorized,
    issued, and outstanding                                                    1,000           1,000
  Paid-in capital                                                          3,477,681       3,477,681
  Retained earnings                                                        2,241,248       2,211,027
  Accumulated other comprehensive loss, net of tax                        (3,047,661)     (1,246,806)
                                                                        -------------   -------------
          Total stockholder's equity                                       3,672,268       5,442,902
                                                                        -------------   -------------
Total liabilities and stockholder's equity                              $ 62,959,490    $ 78,152,849
                                                                        =============   =============
-----------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).


                                       1


MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
-----------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                               Three Months Ended
                                                                             March 28,     March 30,
                                                                              2008          2007
                                                                              ----          ----

Interest income:
  Loans and leases receivable                                              $ 329,997    $ 432,094
  Mortgage-backed and asset-backed securities                                334,940      281,712
  U.S. Treasury and government agency securities                                  93           88
  Corporate debt securities                                                   24,331       35,346
  Trading assets                                                              11,034       24,816
  Federal funds sold, securities purchased under
     agreements to resell, and cash equivalents                              122,522       19,356
                                                                           ----------   ----------
          Total interest income                                              822,917      793,412

Interest expense:
  Deposits                                                                   304,853      365,948
  Federal funds purchased and securities
     sold under agreements to repurchase                                      21,267       31,619
  Other borrowings                                                            58,215       12,248
                                                                           ----------   ----------
          Total interest expense                                             384,335      409,815
                                                                           ----------   ----------

Net interest income                                                          438,582      383,597
Provision (recovery of prior provision) for loan and lease losses             78,705       (3,472)
                                                                           ----------   ----------
Net interest income after provision for loan and lease losses                359,877      387,069

Noninterest income:
  Gains on nonhedging derivatives, net                                       229,941          689
  Credit and banking fees                                                     93,961      111,706
  Transfer service, subaccountant, registrar, and fiscal agent fees           78,044       71,311
  Servicing and other fees, net                                               75,401       66,933
  Gains on sale of securities, net                                            39,672        5,853
  Trustee fees                                                                 9,181        9,763
  Equity and partnership interests                                             1,964       13,320
  Losses from liquidity asset purchase agreements                             (8,802)        --
  Trading (losses) gains, net                                                (44,959)       6,110
  (Losses) gains on sale of loans, net                                      (144,465)      10,044
  Losses on other-than-temporarily impaired securities                      (381,541)         (44)
  Other                                                                        3,982        5,682
                                                                           ----------   ----------
           Total noninterest income                                          (47,621)     301,367

Noninterest expenses:
  Provision  (recovery of prior provision) for unfunded loan commitments     151,497       (2,604)
  Compensation and benefits                                                   36,892       23,231
  Deposit administration fees                                                 34,623       33,515
  Service fees to Parent and affiliates                                       26,697       16,499
  Communications and technology                                               13,284       15,857
  FDIC and state assessments                                                   8,432        8,079
  Other                                                                       17,220       15,704
                                                                           ----------   ----------
          Total noninterest expenses                                         288,645      110,281
                                                                           ----------   ----------

Earnings from continuing operations before income taxes                       23,611      578,155
          Income tax (benefit) expense                                        (1,881)     218,862
                                                                           ----------   ----------

Net earnings from continuing operations                                       25,492      359,293
                                                                           ----------   ----------
Discontinued Operations:
          Earnings from discontinued operations                                7,830      133,671
          Income tax expense                                                   3,101       47,664
                                                                           ----------   ----------
                  Net earnings from discontinued operations                    4,729       86,007
                                                                           ----------   ----------
Net earnings                                                               $  30,221    $ 445,300
                                                                           ==========   ==========
-------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

                                       2


MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (Unaudited)

For the Three Months Ended March 28, 2008 and March 30, 2007
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                         Accumulated
                                                                                                            Other
                                                                                                           Compre-       Total
                                                                                                           hensive      Stock-
                                                      Preferred     Common       Paid-in     Retained       Income      holder's
                                                        Stock       Stock        Capital     Earnings       (Loss)      Equity
                                                        -----       -----        -------     --------       ------      ------

Balance, December 29, 2006                          $ 1,000,000  $     1,000   $ 2,427,681  $ 2,227,359  $      (292)   $ 5,655,748

Comprehensive income:
  Net earnings                                                                                  445,300                     445,300
  Other comprehensive income:
    Net unrealized losses on
      securities (net of taxes of $4,468)                                                                     (8,345)        (8,345)
    Deferred gains on cash flow
      hedges (net of taxes of $3,959
      and reclassification of $3,454
      of losses included in earnings)                                                                          6,201          6,201
                                                                                                                        ------------
 Total comprehensive income                                                                                                 443,156
 Cumulative effect of the adoption
      of SFAS No. 159 (Note 14)                                                                 (5,728)                      (5,728)
 Cumulative effect of the adoption
      of FIN 48 (Note 8)                                                                       (10,721)                     (10,721)
 Dividends declared                                                                           (250,000)                    (250,000)
                                                    -----------  -----------   -----------  -----------  -----------    -----------
Balance, March 30, 2007                             $ 1,000,000  $     1,000   $ 2,427,681  $ 2,406,210  $    (2,436)   $ 5,832,455
                                                    ===========  ===========   ===========  ===========  ===========    ===========


Balance, December 28, 2007                          $ 1,000,000  $     1,000   $ 3,477,681  $ 2,211,027  $(1,246,806)   $ 5,442,902

Comprehensive income:
  Net earnings                                                                                   30,221                      30,221
  Other comprehensive (loss) income:
    Net unrealized losses on
      securities (net of tax benefit of $1,182,915)                                                       (1,852,184)    (1,852,184)
    Deferred gains on cash flow hedges (net
      of taxes of $32,791 and reclassification
      of $84,186 of gains included in earnings)                                                               51,329         51,329
                                                                                                                        ------------
 Total comprehensive loss                                                                                                (1,770,634)
                                                    -----------  -----------   -----------  -----------  -----------    -----------

Balance, March 28, 2008                             $ 1,000,000  $     1,000   $ 3,477,681  $ 2,241,248  $(3,047,661)   $ 3,672,268
                                                    ===========  ===========   ===========  ===========  ===========    ===========


------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Includes Discontinued Operations)
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                        Three Months Ended
                                                                                                        ------------------
                                                                                                    March 28,              March 30,
                                                                                                      2008                  2007
                                                                                                (As Restated, see
                                                                                                     Note 16)
                                                                                                 ----------------         ---------
Cash Flows From Operating Activities
Net earnings                                                                                           $     30,221    $    445,300
  Adjustments to reconcile net earnings to net cash provided by (used for)
      operating activities:
      Provision for loan and lease losses                                                                    78,705           1,520
      Provision (recovery of prior provision) for unfunded loan commitments                                 151,497          (1,235)
      Lower of cost or market adjustments on held-for-sale loans and leases and unfunded commitments        103,380           5,255
      Net gains on fair value loans                                                                         (14,442)        (15,125)
      Gains on sales of securities                                                                          (39,672)         (5,853)
      Losses on other-than-temporarily impaired securities                                                  381,541              44
      Deferred income taxes                                                                                (339,474)        (13,439)
      Depreciation and amortization                                                                           1,807           1,942
      Net amortization of premium (accretion of discount)                                                   (92,937)            132
      Losses (gains) on trading assets                                                                           89          (1,874)
      Gains on nonhedging derivatives, net                                                                 (282,696)        (22,694)
      Losses (gains) on sale of loans                                                                        64,888          (3,053)
      Other                                                                                                   1,120          10,294

  Changes in operating assets and liabilities:
      Origination, purchases, and drawdowns on loans and leases held for sale, net of repayments           (709,251)       (487,984)
      Net proceeds from sales of loans held for sale                                                        969,021         519,076
      Purchases of trading assets                                                                          (482,828)     (1,555,234)
      Proceeds from sales and maturities of trading securities                                              144,732       2,052,600
      Net change in:
      Accrued interest receivable                                                                            63,039          10,742
      Net deferred income taxes                                                                              61,369          12,803
      Current income taxes payable                                                                          160,175          44,327
      Unsettled securities sold                                                                             253,515        (414,982)
      Receivable from Parent and affiliated companies                                                         7,722         (12,300)
      Payable to Parent and affiliated companies                                                           (102,416)        (50,351)
      Other, net                                                                                           (315,614)       (212,187)
            Net cash provided by operating activities                                                        93,491         307,724
                                                                                                       ------------    ------------
Cash Flows From Investing Activities
  Proceeds from (payments for) securities:
       Purchases                                                                                             (4,491)     (3,150,985)
       Sales                                                                                                261,165       2,726,955
      Maturities                                                                                            535,133         528,331
  Net change in:
Loans and leases receivable                                                                              12,019,606       2,695,995
Cash received from counterparties to collaterize derivative obligations, net                                192,244         (11,031)
  Proceeds from nonhedging derivatives                                                                       52,755          22,004
  Proceeds from sale of Federal Home Loan Bank stock                                                         97,000            --
  Change in other assets/liabilities from the sale of Merrill Lynch Capital                                 (37,845)
  Purchases of property and equipment                                                                          (610)         (8,230)
                                                                                                       ------------    ------------
            Net cash provided by investing activities                                                    13,114,957       2,803,039

Cash Flows From Financing Activities
  Increase (decrease) in:
       Deposits                                                                                             414,411      (2,320,728)
       Federal funds purchased and securities sold under agreements to repurchase                        (5,438,195)     (3,495,068)
       FHLB Advances                                                                                     (8,700,000)           --
           Other borrowings                                                                                  15,404            --
  Payment of dividends                                                                                         --          (250,000)
                                                                                                       ------------    ------------
             Net cash used for financing activities                                                     (13,708,380)     (6,065,796)
                                                                                                       ------------    ------------
             Decrease in cash, due from banks and cash equivalents                                         (499,932)     (2,955,033)
Cash, due from banks and cash equivalents, beginning of year                                             12,973,527       3,232,662
                                                                                                       ------------    ------------

Cash, due from banks and cash equivalents, end of period                                               $ 12,473,595    $    277,629
                                                                                                       ============    ============

------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (continued)
-------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                       Three Months Ended
                                                                                       ------------------
                                                                                    March 28,           March 30,
                                                                                       2008                2007
                                                                                  (As Restated,
                                                                                   see Note 16)
                                                                                  -------------         ---------
Supplemental Disclosures of Cash Flow Information
  Cash paid during the period for:
Interest                                                                              $ 345,903          $ 503,182
Income taxes                                                                            214,797            227,991



Supplemental Disclosures of Noncash Investing and Financing Activities:

Unrealized gains on cash flow swaps, net of taxes                                      $ 51,329            $ 6,201
Transfer of reposessed assets from loans to other assets                                 13,700                  -
Transfer of available-for-sale securities to trading assets                                   -            406,373
Dividends declared and unpaid                                                                 -             15,000
Cumulative effect of the adoption of FIN 48 (Note 8)                                          -            (10,721)
Cumulative effect of the adoption of SFAS No. 159 (Note 14)                                   -             (5,728)
Charge-offs on loans                                                                    (18,173)           (11,565)
Unrealized losses on available-for-sale securities, net of taxes                     (1,852,184)            (8,345)

-------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

For a complete discussion of Merrill Lynch Bank USA's ("MLBUSA" or the "Bank") accounting policies, refer to the Bank's 2007 audited consolidated financial statements.

Principles of Consolidation and Basis of Presentation - The condensed consolidated financial statements of MLBUSA include the accounts of MLBUSA and its subsidiaries, Merrill Lynch Business Financial Services Inc. ("MLBFS"), BFS Capital Assets, L.L.C., ("BFS Capital"), Merrill Lynch Commercial Finance Corp. ("MLCFC"), Merrill Lynch Cropduster Holdings, L.L.C. ("MLCH"), Financial Data Services, Inc. ("FDS"), Merrill Lynch Utah Investment Corporation ("MLUIC"), Merrill Lynch NJ Investment Corporation ("MLNJIC"), MLBUSA Funding Corporation ("MLBFC"), Merrill Lynch NFA Funding Corporation ("MLNFA"), MLBUSA Community Development Corp. ("MLBUSACDC"), Merrill Lynch NMTC Corp. ("MLNMTC"), and Liberty Harbour II CDO, Ltd. ("LHII"). MLBUSA's subsidiaries are wholly owned or are controlled through a majority voting interest or consolidated based on a risks and rewards approach required by the Financial Accounting Standards Board ("FASB") revised Interpretation No. ("FIN") 46R (revised December 2003), Consolidated Variable Interest Entities. All significant intercompany accounts and transactions between MLBUSA and its subsidiaries have been eliminated.

The condensed consolidated financial statements for the quarterly periods are unaudited; however, in the opinion of Bank management, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the condensed consolidated financial statements have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the Bank's audited 2007 consolidated financial statements. The nature of MLBUSA's business is such that the results of any interim period are not necessarily indicative of results for a full year.

The condensed consolidated financial statements conform to accounting principles and prevailing industry practices generally accepted in the United States of America. Generally accepted accounting principles ("GAAP") require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes. Estimates, by their nature, are based upon judgment and available information; therefore, changing economic conditions and economic prospects of borrowers may result in actual performance that differs from those estimated and could have a material impact on the condensed consolidated financial statements. It is possible that such changes could occur in the near term. Significant estimates made by management are discussed in these notes as applicable.

On December 24, 2007, it was announced that the Bank had reached an agreement with GE Capital to sell Merrill Lynch Capital ("MLC"), a middle market commercial finance business, and MLBFS, the legal entity in which the preponderance of the business was captured. The sale includes substantially all of MLC's operations. This transaction closed on February 4, 2008. The results of MLC's activities in the Bank are reported as discontinued operations in the condensed consolidated statements of earnings for all periods presented, and MLC's assets and liabilities have been reported as assets of discontinued operations and liabilities of discontinued operations, respectively, in the condensed consolidated balance sheets as of March 28, 2008 and December 28, 2007. In addition, all notes for prior periods have been restated to exclude activity related to discontinued operations. The Bank elected not to make any reclassifications in the condensed consolidated statements of cash flows to reflect the discontinued operations.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

MLBUSA's 2008 and 2007 fiscal quarters end on the last Friday of March, June, September, and December.

Recently Issued Accounting Pronouncements - In March 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 161, Disclosure about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 ("SFAS No. 161"). SFAS No. 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity's derivative instruments and hedging activities and their effects on the entity's financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS No. 133. SFAS No. 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS No. 133 and generally increases the level of disaggregation that will be required in an entity's financial statements. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In February 2008, the FASB issued an FASB Staff Position ("FSP") No. FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions ("FSP FAS 140-3"). Under the guidance in FSP FAS 140-3, there is a presumption that the initial transfer of a financial asset and subsequent repurchase financing involving the same asset are considered part of the same arrangement (i.e. a linked transaction) under SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. However, if certain criteria are met, the initial transfer and repurchase financing will be evaluated as two separate transactions under SFAS No. 140. FSP FAS 140-3 is effective for new transactions entered into in fiscal years beginning after November 15, 2008. Early adoption is prohibited. The Bank is currently evaluating the impact of FSP FAS 140-3 on the condensed consolidated financial statements.

On December 4, 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-an amendment of ARB No. 51 ("SFAS No. 160"). SFAS No. 160 requires non-controlling interests in subsidiaries initially to be measured at fair value and classified as a separate component of equity. Under SFAS No. 160, gains or losses on sales of non-controlling interests in subsidiaries are not recognized; instead sales of non-controlling interests are accounted for as equity transactions. However, in a sale of a subsidiary's shares that results in the deconsolidation of the subsidiary, a gain or loss is recognized for the difference between the proceeds of that sale and the carrying amount of the interest sold. Additionally, a new fair value basis is established for any remaining ownership interest. SFAS No. 160 is effective for the Bank beginning in 2009; earlier application is prohibited. SFAS No. 160 is required to be adopted prospectively, with the exception of certain presentation and disclosure requirements (e.g., reclassifying non-controlling interests to appear in equity), which are required to be adopted retrospectively. The Bank is currently evaluating the impact of SFAS No. 160, but does not expect it to have a material impact on the condensed consolidated financial statements.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

On December 4, 2007, the FASB issued SFAS No. 141(R), Business Combinations, which significantly changes the financial accounting and reporting for business combinations. SFAS No. 141(R) will require:

o More assets and liabilities assumed to be measured at fair value as of the acquisition date,

o Liabilities related to contingent consideration to be re-measured at fair value in each subsequent reporting period, and

o An acquirer in pre-acquisition periods to expense all acquisition-related costs.

SFAS No. 141(R) is required to be adopted on a prospective basis concurrently with SFAS No. 160 and is effective for business combinations consummated in 2009. Early adoption is prohibited. The Bank is currently evaluating the impact of SFAS No. 141(R), but does not expect it to have a material impact on the condensed consolidated financial statements.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 ("FSP FIN 39-1"). FSP FIN 39-1 modifies FIN 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. FSP FIN 39-1 will not have a material effect on the condensed consolidated financial statements as it clarified the acceptability of an existing practice, which the Bank applies, for netting of cash collateral against net derivative assets and liabilities.

On February 15, 2007 the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities. SFAS No. 159 provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities, with changes in fair value recognized in earnings as they occur. SFAS No. 159 permits the fair value option election on an instrument by instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument.

The Bank adopted SFAS No. 159 as of December 30, 2006, the first day of its fiscal year. The effect of adopting this standard on the accounting records and note disclosures is reflected in these condensed consolidated financial statements. The effect of adopting SFAS No. 159 did not have a material impact on the condensed consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and enhances disclosures about fair value measurements. SFAS No. 157 eliminates the guidance in EITF Issue No. 02-3, Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities ("EITF No. 02-3"), that prohibits recognition of day one gains or losses on derivative transactions where model inputs that significantly impact valuation are not observable. SFAS No. 157 also prohibits the use of block discounts for large positions of unrestricted financial instruments that trade in an active market. SFAS No. 157 also requires an issuer to incorporate changes in its own credit spreads when determining the fair value of its liabilities. The provisions of SFAS No. 157 are to be applied prospectively, except that the provisions related to block discounts and existing derivative financial instruments measured under EITF No. 02-3 are to be applied as a one-time cumulative effect adjustment to opening retained earnings in the year of the adoption. MLBUSA adopted SFAS No. 157 as of December 30, 2006, the first day of its fiscal year. The effect of adopting SFAS No. 157 on the accounting records and note disclosures is reflected

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

in these condensed consolidated financial statements. The effect of adopting SFAS No. 157 did not have a material impact on the condensed consolidated financial statements.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Bank adopted FIN 48 on December 30, 2006, the first day of its fiscal year. The impact of the adoption of FIN 48 resulted in a charge to beginning retained earnings and an increase to the liability for unrecognized tax benefits of $10,721 primarily related to additional tax reserves. See Note 8 to the condensed consolidated financial statements for further information.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets ("SFAS No. 156"). SFAS No. 156 amends SFAS No. 140, to require all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS No. 156 also permits servicers to subsequently measure each separate class of servicing assets and liabilities at fair value rather than at the lower of cost or market. For those companies that elect to measure their servicing assets and liabilities at fair value, SFAS No. 156 requires the difference between the carrying value and fair value at the date of adoption to be recognized as a cumulative effect adjustment to retained earnings as of the beginning of the fiscal year in which the election is made. SFAS No. 156 was adopted by the Bank beginning in the first quarter of 2007. The adoption of SFAS No. 156 did not have a material impact on the condensed consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140. SFAS No. 155 permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to be accounted for as a single financial instrument at fair value with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. The Bank adopted SFAS No. 155 on a prospective basis beginning in the first quarter of 2007. As a result, there was no cumulative-effect adjustment on the condensed consolidated financial statements.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

2. CASH EQUIVALENTS

Cash equivalents are summarized below:

                                                      March 28,                 December 28,
                                                        2008                        2007
                                                  -----------------      ----------------------

Securities purchased under agreements to resell       $ 11,330,396                $ 12,700,000
Money market funds                                         400,000                           -
Commercial paper                                           384,107                           -
Federal funds sold                                         250,000                           -
                                                  -----------------      ----------------------

                                                      $ 12,364,503                $ 12,700,000
                                                  =================      ======================



The estimated fair value of the securities received as collateral for these transactions that can be sold or pledged by MLBUSA totaled $9,760,375 and $11,555,608 as of March 28, 2008 and December 28, 2007, respectively.

3.  SECURITIES

Securities reported on the condensed consolidated balance sheets are as follows:

                              March 28,                  December 28,
                                 2008                        2007
                         ---------------------       ----------------------

Available-for-sale               $ 18,751,132                 $ 22,560,834
Held-to-maturity                        2,138                        2,160
Nonqualifying (1)                   2,479,200                    2,410,667
                         ---------------------       ----------------------

                                 $ 21,232,470                 $ 24,973,661
                         =====================       ======================

(1) Nonqualifying includes a corporate preferred stock issue that does not have a readily determinable fair value. The security does not qualify as a marketable equity security under SFAS No. 115 and is accounted for at cost.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Information regarding investment securities subject to SFAS No. 115 follows:

                                                                March 28, 2008
                                                                --------------
                                                          Gross                Gross
                                    Amortized            Unrealized          Unrealized            Estimated
                                       Cost                 Gains               Losses              Fair Value
                                       ----                 -----               ------              ----------
Available-for-sale
     Mortgage-backed securities     $ 14,915,969             $ 7,658         $(2,984,618)           $11,939,009
     Asset-backed securities           8,409,443               1,698          (1,822,478)             6,588,663
     Corporate debt securities           242,972                 772             (31,264)               212,480
     U.S. Treasuries and
        government securities             10,957                  23                   -                 10,980
                                    ------------            --------         -----------            -----------

     Total                          $ 23,579,341            $ 10,151         $(4,838,360)           $18,751,132
                                    ============            ========         ===========            ===========

Held-to-maturity
     Mortgage-backed securities          $ 2,138                 $ -                 $ -                $ 2,138
                                    ============            ========         ===========            ===========


                                                              December 28, 2007
                                                              -----------------
                                                             Gross                Gross
                                       Amortized           Unrealized          Unrealized           Estimated
                                         Cost                Gains               Losses             Fair Value
                                         ----                -----               ------             ----------

Available-for-sale
     Mortgage-backed securities       $ 15,308,505            $ 26,220         $(1,032,522)        $ 14,302,203
     Asset-backed securities             8,997,260               1,223            (975,967)           8,022,516
     Corporate debt securities             242,993                 214             (17,003)             226,204
     U.S. Treasuries and
        government securities                9,899                  12                   -                9,911
                                      ------------            --------         -----------         ------------
     Total                            $ 24,558,657            $ 27,669         $(2,025,492)        $ 22,560,834
                                      ============            ========         ===========         ============

Held-to-maturity
     Mortgage-backed securities            $ 2,160                 $ -                 $ -              $ 2,160
                                      ============            ========         ===========         ============


At March 28, 2008 and December 28, 2007, there were no unsettled security purchases. Unsettled security sales, with the corresponding receivable reported in other assets, amounted to $0 and $253,515 as of March 28, 2008 and December 28, 2007, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

The activity from sales of securities is summarized below:

                                                         Three Months Ended
                                                         ------------------
                                                 March 28,            March 30,
                                                   2008                2007
                                                   ----                ----

Available-for-sale
Proceeds                                         $ 237,347         $ 2,726,955
Realized gains                                          55              10,471
Realized losses                                     (5,629)             (4,166)
Net gains (losses) from derivative hedges           21,428                (452)
Tax provision                                        5,549               2,184

Trading
Proceeds                                          $ 99,646         $ 1,997,274
Realized (losses) gains                                (89)              1,874
Tax (benefit) provision                                (35)                719

Nonqualifying
Proceeds                                          $ 23,818                 $ -
Realized gains                                      23,818                   -
Tax provision                                        8,336                   -

Available-for-sale securities with unrealized losses as of March 28, 2008 and December 28, 2007 are presented in the following tables by the length of time individual securities have been in a continuous unrealized loss position. The unrealized loss amounts are reported inclusive of the effect of fair value hedges.

                                                                                            March 28, 2008
                                                                                            --------------
                                                                          Less than 12 months           Greater than 12 months
                                                                          -------------------           ----------------------
                                                            Gross                         Gross                         Gross
                             Amortized      Estimated     Unrealized     Estimated      Unrealized      Estimated      Unrealized
                               Cost        Fair Value       Loss        Fair Value        Loss         Fair Value        Loss
                               ----        ----------       ----        ----------        ----         ----------        ----

Mortgage-backed securities  $ 14,961,928   $ 11,412,036  $ (3,549,892)   $ 6,779,987    $ (2,141,312)  $ 4,632,049    $ (1,408,580)
Asset-backed securities        7,920,784      6,237,044    (1,683,740)     3,841,667      (1,078,698)    2,395,377        (605,042)
Corporate debt securities        242,760        209,395       (33,365)       114,444          (6,880)       94,951         (26,485)
                            ------------   ------------  ------------   ------------    ------------   -----------    ------------

Total                       $ 23,125,472   $ 17,858,475  $ (5,266,997)  $ 10,736,098    $ (3,226,890)  $ 7,122,377    $ (2,040,107)
                            ============   ============  ============   ============    ============   ===========    ============

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                                                         December 28, 2007
                                                                                         -----------------
                                                                          Less than 12 months          Greater than 12 months
                                                                          -------------------          ----------------------
                                                             Gross                       Gross                           Gross
                              Amortized      Estimated     Unrealized     Estimated    Unrealized      Estimated      Unrealized
                                Cost        Fair Value        Loss       Fair Value       Loss         Fair Value        Loss
                                ----        ----------        ----       ----------       ----         ----------        ----

Mortgage-backed securities  $ 15,170,656   $ 13,916,171  $ (1,254,485)  $ 12,544,401  $(1,107,742)    $ 1,371,770     $ (146,743)
Asset-backed securities        8,441,087      7,524,038      (917,050)     6,146,161     (765,451)      1,377,877       (151,599)
Corporate debt securities        242,760        223,062       (19,698)       181,954      (14,363)         41,108         (5,335)
                            ------------   ------------  ------------   ------------  -----------     -----------     ----------
Total                       $ 23,854,503   $ 21,663,271  $ (2,191,233)  $ 18,872,516  $(1,887,556)    $ 2,790,755     $ (303,677)
                            ============   ============  ============   ============  ===========     ===========     ==========

As of March 28, 2008 and December 28, 2007, approximately 90 percent and 94 percent, respectively, of the securities with unrealized losses are either AA or AAA rated. MLBUSA has the ability and the intent to hold all the securities for a period of time sufficient for a forecasted market price recovery of at least the amortized cost of the securities.

Other comprehensive income ("OCI") includes unrealized gains (losses) on available-for-sale securities and the effect of derivatives that qualify for cash flow hedge accounting treatment net of reclassification adjustments (amounts related to cash flow hedges recognized in earnings during the current year that had been part of other comprehensive income in prior years). Investment securities are reviewed at least quarterly to assess whether any unrealized losses on the securities are other-than-temporary. If a security is determined to have other-than-temporary impairment, the difference between the security's amortized cost and market value is recorded as a credit to other comprehensive income on the condensed consolidated balance sheet and a debit to the other-than-temporary impairment on the condensed consolidated statements of earnings. The determination of other-than-temporary impairment requires judgment and will depend on several factors, including but not limited to the severity and duration of the decline in value of the investment security and financial condition of the issuer. The Bank's other-than-temporary impairment review generally includes:

o        Identifying investments with indicators of possible impairment;

o Analyzing individual investments with fair value notably less than cost, including estimating future cash flows and considering the length of time and extent to which the investment has been in an unrealized loss position; and

o Discussion of evidential matter, including an evaluation of factors and triggers that could cause individual investments to qualify as having other-than-temporary impairment.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

The following tables provide a roll forward of other comprehensive income balances, including changes related to available for sale securities and cash flow hedging activities:

                                                                  Three Months Ended March 28, 2008
                                                                  ---------------------------------
                                                    Available for               Cash Flow
                                                   Sale Securities                Hedges                   Total
                                                   ---------------                ------                   -----

Balance, beginning of period                          $ (1,323,982)                $ 77,176            $ (1,246,806)

Net unrealized holding (losses) gains
  arising during the period, net of taxes               (1,855,617)                 102,698              (1,752,919)

Reclassification adjustment for net losses
  (gains) included in net earnings, net of taxes             3,433                  (51,369)                (47,936)
                                                      -------------               ---------            -------------
Balance, end of period                                $ (3,176,166)               $ 128,505            $ (3,047,661)
                                                      =============               =========            =============



                                                                    Three Months Ended March 30, 2007
                                                                    ---------------------------------
                                                     Available for               Cash Flow
                                                    Sale Securities                Hedges                   Total
                                                    ---------------                ------                   -----

Balance, beginning of period                               $ 4,779                 $ (5,071)                 $ (292)

Net unrealized holding (losses) gains
  arising during the period, net of taxes                  (12,371)                   2,747                  (9,624)

Reclassification adjustment for net losses
   included in net earnings, net of taxes                    4,026                    3,454                   7,480
                                                      -------------               ---------            -------------
Balance, end of period                                    $ (3,566)                 $ 1,130                $ (2,436)
                                                      =============               =========            =============


During the three months ended March 28, 2008 and March 30, 2007, the Bank determined that certain available-for-sale asset-backed and mortgage-backed securities were other-than-temporarily impaired and recognized a loss of $381,541 and $44, respectively, as a result of these impairment determinations.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

The following table provides a summary of the first quarter 2008 activity in the Bank's investment securities available-for-sale portfolio activity, segmented by collateral underlying the securities:

                                           First Quarter Activity
                                           ----------------------

         December 28, 2007 Change in                    Other     March 28, 2008       % Rated
            Market Value   Value(1)       OTTI(2)      Changes(3)  Market Value       AAA or AA
            ------------   --------       -------      ----------  ------------       ---------
Sub-prime    3,872,053     (591,795)      (15,658)      (91,146)    3,173,454           80%
Alt-A        6,423,482   (1,358,953)     (171,246)     (136,184)    4,757,099           98%
Prime        3,117,276     (341,689)       (3,787)     (146,624)    2,625,176           87%
CMBS         5,978,097     (463,874)         --             365     5,514,588           99%
CDO (4)      1,111,597      (56,370)     (190,850)      (13,053)      851,324           97%
Other        2,058,329      (17,705)         --        (211,133)    1,829,491           74%
            ----------   ----------      --------      --------    ----------
Total       22,560,834   (2,830,386)     (381,541)     (597,775)   18,751,132
            ==========   ==========      ========      ========    ==========

(1) Represents write-downs on available-for-sale investment securities, which are reported net of taxes in OCI.

(2)  Represents recognized losses on other-than-temporarily impaired securities.

(3) Primarily represents principal paydowns, sales, realized gains and losses on sales, and purchases.

(4)  Includes CDO's with sub-prime asset-backed securities ("ABS").


The Bank defines sub-prime mortgages as single-family residential mortgages displaying more than one high risk characteristic, such as: (i) the borrower has a low FICO score (generally below 660); (ii) a high loan-to-value ("LTV") ratio (LTV greater than 80% without borrower paid mortgage insurance); (iii) the borrower has a high debt-to-income ratio (greater than 45%); or (iv) stated/limited income documentation. Sub-prime mortgage-related securities are those securities that derive more than 50% of their value from sub-prime mortgages.

The Bank defines Alt-A mortgages as single-family residential mortgages that are generally higher credit quality than sub-prime loans but have characteristics that would disqualify the borrower from a traditional prime loan. Alt-A lending characteristics may include one or more of the following: (i) limited documentation; (ii) high combined-loan-to-value ("CLTV") ratio (CLTV greater than 80%); (iii) loans secured by non-owner occupied properties; or (iv) debt-to-income ratio above normal limits.

Prime mortgages are defined as owner-occupied single family residential mortgages that are generally of higher credit quality than sub-prime that do not have the limited documentation, high CLTV, or debt-to-income ratio above normal limits characteristics of Alt-A mortgage loans.

Commercial mortgage-backed securities ("CMBS") are collateralized by loans secured by commercial office space, retail property, industrial facilities, multifamily housing and hotels.

CDOs are securities collateralized by a pool of asset-backed securities, for which the underlying collateral is primarily sub-prime residential mortgage loans.

Other includes securities collateralized by loans secured by automobiles, student loans, credit cards, and other consumer receivables.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Valuation of these exposures will continue to be affected by external market factors including default rates, rating agency actions, and the prices at which observable market transactions occur. MLBUSA's ability to mitigate its risk by selling or hedging its exposures is also limited by the market environment. MLBUSA's future results may continue to be materially affected by the valuation adjustments applied to these positions.

The maturity schedule of the amortized cost and estimated fair values of securities classified as available-for-sale and held-to-maturity pursuant to SFAS No. 115 is presented below. The distribution of mortgage-backed and asset-backed securities is based on contractual maturities. Actual maturities may differ because the issuer may have the right to call or prepay the obligations.

                                                         March 28, 2008
                                                         --------------
                                                  Amortized         Estimated
                                                     Cost          Fair Value
                                                     ----          ----------
Available-for-sale
     Due in one year or less                       $ 918,374        $ 909,453
     Due after one year through five years           272,404          259,431
     Due after five years through ten years          585,627          516,610
     Due after ten years                          21,802,936       17,065,638
                                                ------------     ------------
     Total                                      $ 23,579,341     $ 18,751,132
                                                ============     ============

Held-to-maturity
     Due after ten years                             $ 2,138          $ 2,138
                                                ============     ============

4.  LOANS AND LEASES HELD FOR SALE AND LOANS AND LEASES RECEIVABLE


Loans and leases held for sale consist of:

                                        March 28,      December 28,
                                          2008             2007
                                      ------------     ------------

Commercial                              $ 822,686        $ 412,129
Automobile (at fair value)                602,066          629,560
SBA lending                               215,923          236,731
Real estate                                80,078          611,157
Other consumer                             73,216           80,052
Residential mortgages - 1-4 family         46,916           48,476
Credit card                                    16               32
Deferred fees, net                         (7,360)          (9,335)

                                      ------------     ------------
Total                                 $ 1,833,541      $ 2,008,802
                                      ============     ============

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Loans and leases held for sale are reported at the lower of aggregate cost or market value (LOCOM), except loans and leases collateralized by automobiles, which are carried at fair value. Changes in the cumulative LOCOM adjustment, the current year portion of which is included in gains on sale of loans, for the three months ended March 28, 2008 and March 30, 2007 are summarized below:


                                                   Three Months Ended
                                                   ------------------
                                            March 28,                 March 30,
                                              2008                      2007
                                              ----                      ----

Balance, beginning of period                $ 91,354                  $ 14,803
LOCOM expense                                 35,140                     3,003
Foreign exchange remeasurement                     -                        (2)
                                           ---------                  --------

Balance, end of period                     $ 126,494                  $ 17,804
                                           =========                  ========

In addition, some unfunded commitments to extend credit are held for sale. A reserve is created and reported as a liability to the extent the estimated market value of the unfunded commitment is less than the unfunded commitment's book value of $0. Charges to the reserve are included in gains on sale of loans and are reported as a component of other liabilities in the condensed consolidated financial statements. Due to the deterioration of credit quality, within the commercial and industrial loan portfolio, the Bank recorded additional reserves for its unfunded commitments as summarized below:

                                            Three Months Ended
                                            ------------------
                                     March 28,                 March 30,
                                        2008                      2007
                                        ----                      ----

Balance, beginning of period         $ 100,744                  $ 69,111
LOCOM expense                           68,240                     2,661
Foreign exchange remeasurement               -                      (344)
                                     ---------                  --------
Balance, end of period               $ 168,984                  $ 71,428
                                     =========                  ========

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Loans and leases receivable are summarized below:

                                              March 28,         December 28,
                                                 2008               2007
                                           --------------     --------------

Consumer
    Securities-based                         $ 6,329,764        $ 5,827,173
    Residential mortgages - 1-4 family         4,175,578          4,405,572
    Delayed debit                                 63,924             57,559
    Residential mortgages - home equity            8,352              9,082
    Unsecured                                      7,884             10,473
                                           --------------     --------------
      Total consumer                          10,585,502         10,309,859

Commercial
    Asset-based                                3,862,369          3,265,665
    Secured commercial and industrial          2,692,752          2,591,966
    Securities-based                           1,971,172          1,870,091
    Unsecured commercial and industrial        1,936,386          2,831,619
    Real estate                                  721,007            665,048
    Hedge fund lending                            93,389             94,592
    Other                                             18                 18
                                           --------------     --------------
      Total commercial                        11,277,093         11,318,999

Deferred fees, net                               (26,998)           (29,405)
                                           --------------     --------------

Total                                       $ 21,835,597       $ 21,599,453
                                           ==============     ==============


The principal balance of non-accruing loans, including loans and leases receivable and loans and leases held for sale, was $292,475 and $181,588 at March 28, 2008 and December 28, 2007, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Information pertaining to impaired loans is summarized below:


                                                        March 28,   December 28,
                                                         2008          2007
                                                      -----------   ------------
Impaired loans with an
  allowance for loan loss                              $ 161,984      $ 185,070


Impaired loans that have been partially charged-off       41,853         19,459

                                                      -----------   ------------
Total impaired loans                                   $ 203,837      $ 204,529
                                                      ===========   ============

Allowance for loan losses
                                                      -----------   ------------
  related to impaired loans                             $ 43,369       $ 35,615
                                                      ===========   ============


                                                           Three Months Ended
                                                           ------------------
                                                     March 28,       March 30,
                                                        2008            2007
                                                        ----            ----

Average investment in impaired loans                 $ 199,162       $ 79,522
                                                     =========       ========

Interest income recognized on impaired loans             $ 885          $ 594
                                                     =========       ========

Interest income recognized on a cash basis
  on impaired loans                                      $ 885          $ 594
                                                     =========       ========

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

5.   ALLOWANCE FOR LOAN AND LEASE LOSSES AND RESERVE FOR UNFUNDED LOAN
     COMMITMENTS


Changes in the allowance for loan and lease losses are summarized below:

                                                   Three Months Ended
                                                   ------------------
                                              March 28,           March 30,
                                                2008                2007
                                                ----                ----

Balance, beginning of period                 $ 171,134           $ 103,957
Provision (recovery of prior provision)         78,705              (3,472)
Charge-offs, net of recoveries                 (16,075)             (8,184)
Foreign exchange remeasurement                      80                   7
                                             ---------            --------
Balance, end of period                       $ 233,844            $ 92,308
                                             =========            ========

Due to deterioration of credit quality within the held-for-investment commercial and industrial loan portfolio, the Bank recorded additional liability reserves for its unfunded commitments. Changes in the allowance for unfunded loan commitments are summarized below:

                                                       Three Months Ended
                                                       ------------------
                                                  March 28,          March 30,
                                                    2008                2007
                                                    ----                ----

Balance, beginning of period                     $ 185,809          $ 128,786
Provision (recovery of prior provision)            151,497             (2,604)
Foreign exchange remeasurement                          38                 (2)
                                                 ---------          ----------
Balance, end of period                           $ 337,344          $ 126,180
                                                 =========          =========
6.  DEPOSITS

Deposits and corresponding weighted-average interest rates, including the effect of hedges, are summarized below:

                                             March 28, 2008                 December 28, 2007
                                             --------------                 -----------------
                                                   Weighted-Average                      Weighted-Average
                                      Amount        Interest Rates       Amount          Interest Rates
                                      ------        --------------       ------          --------------
Money market deposits
  and NOW accounts                  $ 55,376,801          1.44%       $ 54,032,239             2.88%
Certificates of deposit                1,392,921          4.06%          2,323,072             5.00%
                                    ------------                      ------------
Total                               $ 56,769,722                      $ 56,355,311
                                    ============                      ============

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

7.  BORROWED FUNDS

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase

Federal funds purchased were $0 and $668,813 at March 28, 2008 and December 28, 2007, respectively. Securities sold under agreements to repurchase were $318,876 and $5,088,258 at March 28, 2008 and December 28, 2007, respectively. The weighted-average interest rates for Federal funds purchased and securities sold under agreements to repurchase at March 28, 2008 were 0% and 2.48%, respectively, and at December 28, 2007 were 5.07% and 5.14%, respectively.

Advances from FHLB

Advances from the FHLB as of March 28, 2008 and December 28, 2007 totaled $0 and $8,700,000, respectively. Advances are collateralized either by securities delivered to the FHLB or pledges of qualifying assets. Collateral posted by MLBUSA to FHLB was $3,043,467 and $8,840,891 at March 28, 2008 and December 28, 2007, respectively. The interest rates charged by the FHLB for advances vary depending upon maturity and the purpose of the borrowing. During the first quarter of 2008, FHLB advances outstanding were paid in full.

Scheduled maturities of advances from the FHLB follow:

                                          March 28, 2008                December 28, 2007
                                          --------------                -----------------
                                              Weighted Average                     Weighted Average
                                   Amount      Interest Rates        Amount         Interest Rates
                                   ------      --------------        ------         --------------

Due within one year                   $ -             0.00%        $ 1,200,000           4.62%
After one but within two years          -             0.00%          7,500,000           4.98%
                                      ---                          -----------
Total                                 $ -                          $ 8,700,000
                                      ===                          ===========

Subordinated Debt

In connection with a credit facility between Merrill Lynch & Co., Inc. (the "Parent") and MLBUSA (the "Subordinated Debt Facility"), MLBUSA may borrow term subordinated debt in amounts to be agreed upon between MLBUSA and the Parent. Individual term subordinated advances have a maturity of six years. The maturity date of each advance automatically extends each year such that the remaining term is never less than five years. Either the Parent or MLBUSA may determine not to automatically extend the maturity upon proper notification to the other. As of March 28, 2008 and December 28, 2007, the amount outstanding under this facility was $500,000. The weighted-average interest rate for the three months ended March 28, 2008 and March 30, 2007 was 4.44% and 5.89%, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Secured Credit Facility

In 2006, the Bank joined with the Parent and certain affiliates in a secured credit facility. As of March 28, 2008, this facility amounted to $3,500,000. The Bank is accountable only to the extent it has borrowed under this facility. The Bank may borrow up to $3,500,000 less any amounts borrowed by the Parent and affiliates. The facility expires in May 2008, and includes a one-year term-out option that allows the Bank to extend borrowings under the facility for a further year beyond the borrowings' expiration dates. The credit facility permits borrowings secured by a broad range of collateral, but does limit the amount of certain types of collateral. There were no borrowings outstanding to any of the parties under the secured credit facility at March 28, 2008 and December 28, 2007.

Master Repurchase Agreement

In March 2007, the Bank entered into a master repurchase agreement with a third party, in which MLBUSA may sell securities or other assets via a repurchase agreement up to a maximum of $3,081,000 at MLBUSA's request. The third party agrees to purchase the securities and resell them to MLBUSA on demand. As of March 28, 2008, there were no securities sold pursuant to this agreement. The Bank pays a 4.5 basis points commitment fee on any unutilized commitment amount.

8.  INCOME TAX

The income tax provisions are summarized as follows:


                                          Three Months Ended
                                          ------------------
                                   March 28,                 March 30,
                                     2008                      2007
                                     ----                      ----

U.S. Federal:
    Current                       $ 289,525                 $ 199,992
    Deferred                       (285,394)                  (14,604)
                                   ---------                ----------
                                      4,131                   185,388
State and Local:
    Current                          48,068                    36,593
    Deferred                        (54,080)                   (3,119)
                                   ---------                ----------
                                     (6,012)                   33,474
                                   ---------                ----------
Total                              $ (1,881)                $ 218,862
                                   =========                ==========

As part of the consolidated group, the Bank transfers to the Parent its current U.S. Federal, state, and local tax assets and liabilities. Amounts payable to, or receivable from, the Parent are settled quarterly.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

A reconciliation of the statutory U.S. Federal income tax rate to the Bank's effective tax rate follows:

                                                   Three Months Ended
                                                   ------------------
                                            March 28,                 March 30,
                                               2008                      2007
                                               ----                      ----

Statutory U.S. Federal income tax rate         35.0%                     35.0%
U.S. State and local income taxes,
  net of U.S. Federal benefit                 (19.1%)                     3.8%
Dividend received deductions                  (23.5%)                    (0.9%)
Other                                          (0.4%)                    (0.1%)
                                               ------                    ------
  Total                                        (8.0%)                    37.8%
                                               ======                    ======

The Bank, as part of the consolidated group is included in the Parent's consolidated tax returns. The Parent accrues interest and penalties related to unrecognized tax benefits in tax expense for the consolidated group. There were no interest and penalties accrued as of March 28, 2008.

The Parent is under examination by the Internal Revenue Service ("IRS") and other tax authorities in states in which the Bank has significant business operations, such as New York. The tax years under examination vary by jurisdiction.

Below is a chart of tax years that remain subject to examination by major tax jurisdiction:

                                                     Years Subject
         Jurisdiction                                to Examination
--------------------------------                     --------------

U.S. Federal                                            2004 - 2007
New York State and City                                 2002 - 2007
Massachusetts                                           2004 - 2007
California                                              1997 - 2007
Illinois                                                2004 - 2007
New Jersey                                              2004 - 2007
Pennsylvania                                            2004 - 2007

The IRS audits for the years 2004-2006 may be completed in 2008. It is also reasonably possible that audits in states may conclude in 2008. While it is reasonably possible that a significant reduction in unrecognized tax benefits may occur within 12 months of March 28, 2008, quantification of an estimated range cannot be made at this time due to the uncertainty of the potential outcome of outstanding issues.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

9. SECURITIZATION TRANSACTIONS AND TRANSACTIONS WITH VARIABLE INTEREST ENTITIES ("VIE")

Securitization Transactions

The Bank has a significant financial interest in a qualifying special purpose entity ("QSPE"). In 2001, MLBUSA securitized $648,634 of residential mortgage loans. To securitize these assets, MLBUSA established a QSPE, Merrill Lynch Bank Mortgage Loan Trust 2001-A ("2001-A"). MLBUSA received $648,105 of proceeds from this securitization and recognized a loss of $1,032, inclusive of transaction costs. The loss on sale of assets is determined with reference to the previous carrying amount of the financial assets transferred, which is allocated between the assets sold and the retained interests, based on their fair value at the date of transfer.

Subsequent to the securitization, MLBUSA repurchased $635,018 of securities issued by 2001-A, including the residual tranche. Specifically, the Bank retains a 97% interest in the VIE. Retained interests of $82,609 and $87,099 at March 28, 2008 and December 28, 2007, respectively, are recorded in available-for-sale mortgage-backed securities at fair value. To obtain fair values, quoted market prices are used if available. Where quotes are unavailable for retained interests, MLBUSA generally estimates fair value based on the present value of expected cash flows using management's estimate of the key assumptions, including credit losses, prepayment rates, and discount rates, commensurate with the risks involved.

The following table presents MLBUSA's key weighted-average assumptions used to estimate the fair value of the retained interests in 2001-A at March 28, 2008, and the pre-tax sensitivity of the fair values to an immediate 10 and 20 percent adverse change in these assumptions:


-----------------------------------------------------------------------
Weighted-average life (in years)                                  1.20

Expected credit losses (rate per annum)                          1.60%
    10% adverse change                                           $ (98)
    20% adverse change                                          $ (141)

Weighted-average discount rate (rate per annum)                  4.05%
    10% adverse change                                          $ (284)
    20% adverse change                                          $ (480)

Prepayment speed (constant prepayment rate)                     25.00%
    10% adverse change                                           $ (27)
    20% adverse change                                           $ (72)
-----------------------------------------------------------------------

The sensitivity analysis above is hypothetical and should be used with caution. In particular, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated independent of changes in any other assumption; in practice, changes in one factor may result in changes in another, which may magnify or counteract the sensitivities. Further changes in fair value

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

based on a 10% or 20% variation in an assumption or parameter generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the sensitivity analysis does not consider any hedging action that MLBUSA may take to mitigate the impact of any adverse changes in the key assumptions.

For the three months ended March 28, 2008 and March 30, 2007, cash flows received on the retained interests were $4,604 and $11,169, respectively. As of March 28, 2008, the principal amount outstanding and delinquencies of the 2001-A securitized mortgage loans were $89,404 and $4,741, respectively. For the three months ended March 28, 2008 and March 30, 2007, the Bank recognized net credit losses in the amount of $0 and $55, respectively, on the 2001-A securitized mortgage loans.

Transactions with Variable interest Entities ("VIE")

A VIE is defined in FIN 46R (revised December 2003), Consolidation of Variable Interest Entities, as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In the normal course of business, MLBUSA acts as a derivative counterparty, investor, transferor, guarantor, and/or liquidity provider to various VIEs.

The Bank entered into a relationship with a variable interest entity created in March 2007 to purchase investment-grade, generally mortgage-backed securities, in amounts up to $3.3 billion. The securities acquired were funded by notes payable to third parties and asset-backed commercial paper issuances. MLBUSA entered into a liquidity arrangement whereby the Bank would lend up to $3.1 billion to the conduit to retire maturing commercial paper in the event the commercial paper notes issued by the conduit could not be purchased in the market. The Bank initially determined that it was not the primary beneficiary of the conduit and periodically revaluated that determination pursuant to the requirements of FIN 46(R). However, subsequent to remeasurement of the beneficial interest pursuant to an October 26, 2007 reconsideration event, the Bank determined it was the primary beneficiary of the conduit and consolidated the variable interest entity. The assets held by this conduit are primarily residential and commercial mortgage-backed securities and are reported as available-for-sale investment securities in the Bank's condensed consolidated financial statements. Total losses recognized as a result of consolidation of this VIE were $8,560 for the three months ended March 28, 2008 and $283,211 for the year ended December 28, 2007.

As of March 28, 2008, MLBUSA had entered into three transactions (including the transaction described above) with VIEs for which MLBUSA was deemed the primary beneficiary and must consolidate the VIEs. As of March 28, 2008 and December 28, 2007, the Bank had loans outstanding to and investments in the three VIEs in the amount of $3,135,096 and $3,162,611, respectively. The assets of these VIEs totaled $2,548,453 and $3,491,305 as of March 28, 2008 and December 28, 2007,
respectively. The consolidated assets that collateralize the Bank's loans are generally loans or securities. Holders of the beneficial interests in these VIEs have no recourse to the general credit of MLBUSA; rather their investment is paid exclusively from the assets held by the VIE. Minority interest held in the consolidated VIEs by third parties amounted to $8,484 and $11,613 as of March 28, 2008 and December 28, 2007, respectively.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

In addition, the Bank holds a significant variable interest as of March 28, 2008 or December 28, 2007 in several VIEs, that have not been consolidated, as a result of its lending and investing activities.

o One VIE was created to acquire automobile leases. The Bank also has an investment position in this VIE. As of March 28, 2008, this VIE has total assets of approximately $62. The Bank does not have any exposure to loss as a result of its lending and investment activities in this VIE.

o Another VIE was created in December 2005, when the Bank established an asset-backed commercial paper conduit ("ABCP conduit"). MLBUSA entered into a liquidity asset purchase agreement with the conduit in the amount of $5,000,000 to purchase investment-grade securities from the ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market. The Bank also had a commitment to issue letters of credit in aggregate up to $200,000 in the event a credit enhancement was needed to maintain the ABCP conduit rating. During 2007, through the exercise of the agreement, the Bank purchased all securities held by the conduit. The Bank does not have any remaining exposure to this conduit as it is inactive. Although not legally terminated, the Bank does not anticipate using this conduit for off-balance-sheet financing in the future.

o In June 2006, the Bank established a second ABCP conduit. MLBUSA has entered into a liquidity asset purchase agreement with the conduit with a total potential commitment of $5,000,000 to purchase assets from the ABCP conduit in the event the notes issued by the ABCP conduit are not purchased in the market. Through the exercise of the agreement, the Bank purchased asset-backed securities and loans held by the conduit with a fair market value of $1,358,604. There were no purchases of securities or loans during 2008. Periodically, throughout 2007 and 2008, the Bank purchased commercial paper issued by the conduit. The Bank held $384,186 and $0 of commercial paper issued by the conduit as of March 28, 2008 and December 28, 2007, respectively. The conduit has purchased credit default protection to cover itself for potential losses on secured loans held by the conduit, up to the maximum payout of $15,000. The Bank is subject to potential losses only to the extent there are assets in the conduit. As of March 28, 2008, this VIE had assets of $799,890. Pursuant to the last reconsideration event during 2008, the Bank concluded it holds a significant variable interest at March 28, 2008 which resulted in an increase in total asset size and maximum exposure as compared to year-end 2007. At year-end 2007, the Bank was not the primary beneficiary and did not have a significant variable interest in this conduit. The Bank's maximum exposure to loss as a result of its relationships is $1,150,776, which assumes the conduit is fully funded and the assets purchased and issued letters of credit suffer a total loss.


10.  COMMITMENTS, CONTINGENCIES, AND GUARANTEES


Commitments

In the normal course of business, the Bank enters into a number of off-balance sheet commitments. These commitments expose the Bank to varying degrees of credit risk, interest rate risk, and liquidity risk, and are subject to the same credit and risk limitation reviews as those recorded on the condensed consolidated balance sheets.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Credit Extension

The Bank enters into commitments to extend credit and letters of credit to meet the financing needs of its customers. A summary of the Bank's unfunded commitments to extend credit follows:

                                          March 28,             December 28,
                                            2008                    2007
                                      ---------------    --------------------

Consumer
 Securities-based                                $ -                   $ 284
 Residential mortgages - 1-4 family            9,082                  12,831
 Residential mortgages - home equity          27,206                  27,512
                                      ---------------    --------------------
   Total consumer                             36,288                  40,627

Commercial
 Asset-based                               1,697,019               2,646,508
 Secured commercial and industrial         3,117,489               3,242,780
 Securities-based                            606,248                 447,383
 Unsecured commercial and industrial      20,108,102              20,636,916
 Real estate                                 253,755                 256,494
 Hedge fund lending                           56,611                  55,408
                                      ---------------    --------------------
   Total commercial                       25,839,224              27,285,489
                                      ---------------    --------------------
Total                                   $ 25,875,512            $ 27,326,116
                                      ===============    ====================


Commitments to extend credit are legally binding, generally have specified rates and maturities, and are for specified purposes. In many instances, the borrower must meet specified conditions before the Bank is required to lend. Commitments to extend credit that are subsequently participated to entities other than MLBUSA are excluded from the commitment amounts. The Bank manages the credit risk on its commitments by subjecting these commitments to normal credit approval and monitoring processes.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Unfunded commitments to extend credit have the following contractual remaining maturities at March 28, 2008:

                                                                         Expires in
                                     -----------------------------------------------------------------------------------
                                                                After 1             After 3
                                                                Through             Through               After
                                       1 Year or Less           3 Years             5 Years              5 Years
                                     -------------------   ------------------  ------------------  ---------------------

Consumer
 Residential mortgages - 1-4 family               9,082                    -                   -                      -
 Residential mortgages - home equity                  -                3,198               8,095                 15,913
                                     -------------------   ------------------  ------------------  ---------------------
   Total consumer                                 9,082                3,198               8,095                 15,913

Commercial
 Asset-based                                    716,940              513,983             208,585                257,511
 Secured commercial and industrial            1,329,131              475,215           1,186,657                126,486
 Securities-based                               593,370                5,223               7,344                    311
 Unsecured commercial and industrial          3,894,756            3,986,523          11,283,039                943,784
 Real estate                                     93,780               38,489              43,898                 77,588
 Hedge fund lending                              56,611                    -                   -                      -
                                     -------------------   ------------------  ------------------  ---------------------
   Total commercial                           6,684,588            5,019,433          12,729,523              1,405,680
                                     -------------------   ------------------  ------------------  ---------------------
Total                                       $ 6,693,670          $ 5,022,631        $ 12,737,618            $ 1,421,593
                                     ===================   ==================  ==================  =====================

During 2004, the Bank entered into a master repurchase agreement with the Parent and an affiliate, Merrill Lynch Government Securities, Inc. ("MLGSI") in which MLBUSA agrees to purchase securities issued or guaranteed by the United States of America or its agencies, and such other securities that are permissible under applicable bank regulations, and the seller agrees to repurchase the securities at a time specified at purchase (a repurchase agreement) up to a maximum of $5,000,000. As of March 28, 2008 and December 28, 2007, no securities had been purchased pursuant to this agreement.

The Bank is also committed to fund charges resulting from Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") customers' use of delayed debit cards issued by the Bank. These advances can be drawn up to, and are collateralized by, either cash on deposit at the Bank or cash and securities held in the customer's MLPF&S brokerage account. Advances outstanding as of March 28, 2008 and December 28, 2007 were $63,924 and $57,559, respectively.

For each of these types of instruments, the Bank's maximum exposure to credit loss is represented by the contractual amount of these instruments. Many of the commitments are collateralized, or would be collateralized upon funding, and most are expected to expire without being drawn upon; therefore, the total commitment amounts do not necessarily represent the risk of loss or future cash requirements.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Contingencies

The Bank and its subsidiaries are involved in various legal proceedings arising out of, and incidental to, their respective businesses. Amounts are accrued for the financial resolution of claims that have either been asserted or are deemed probable of assertion if, in the opinion of management, it is both probable that a liability has been incurred and the amount of the liability can be reasonably estimated. In many cases, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until a case is close to resolution, in which case no accrual is made until that time. Accruals are subject to significant estimation by management with input from outside counsel. Due to inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminable damages, Bank management cannot predict what the eventual loss or range of loss related to such matters will be. The Bank continues to assess these cases and believes, based on information available to it, that resolution of these matters will not have a material adverse effect on the Bank's financial condition, but may be material to the Bank's operating results or cash flows for any particular period.

Other

MLBUSA's money market and time deposits are deposited at the Bank by MLPF&S, an affiliate, as agent for certain customers. The Bank's funding of its assets is dependent upon these deposits and the affiliate's ongoing relationships with its customers.

Guarantees

MLBUSA provides guarantees to counterparties in the form of standby letters of credit and liquidity asset purchase agreements. Standby letters of credit are obligations issued by the Bank to a third party where the Bank promises to pay the third party the financial commitments or contractual obligations of the Bank's customer. The liquidity asset purchase agreement is a commitment to purchase assets from certain ABCP conduits that are rated investment grade by a nationally recognized rating agency or secured loans.

These guarantees are summarized at March 28, 2008:

                                               Maximum                                              Value of
              Type of Guarantee            Payout/Notional           Carrying Value                 Collateral
              -----------------            ---------------           --------------                 ----------

Standby letters of credit                      $ 2,043,993               $ (42,361)               $ 628,928(1)(2)

Liquidity asset purchase agreement             $ 1,150,776                $ (1,195)               $ 799,890(3)(4)

(1) Marketable securities delivered by customers to MLBUSA collateralize up to $361,344 of the standby letters of credit.

(2) In the event MLBUSA funds the standby letters of credit, the Bank has recourse via loan agreements to customers on whose behalf the Bank issued the standby letter of credit in the amount of $1,652,207.

(3) In the event MLBUSA purchases securities pursuant to this agreement, the Bank will receive undivided interests in secured loans previously acquired or financed by the conduit.

(4) The maximum payout/notional amount includes issued letters of credit in the amount of $64,187.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

Expiration information for these contracts is as follows:

                                             Maximum             Less than                                             Over
             Type of Guarantee           Payout/Notional          1 Year         1 - 3 Years       4 - 5 Years        5 Years
-------------------------------------  ---------------------  ----------------  ---------------   ---------------  --------------

Standby letters of credit                       $ 2,043,993         $ 539,000        $ 657,226         $ 779,546        $ 68,221

Liquidity asset purchase agreement              $ 1,150,776       $ 1,086,589              $ -          $ 64,187             $ -


The standby letters of credit amounts above include two-party letters of credit issued by the Bank in conjunction with principal-protected mutual funds. The two-party letters of credit require the Bank to pay an amount equal to the amount by which the mutual fund asset value at the end of seven to ten years is less than the amount originally invested. These funds are managed using algorithms which require holding an amount of highly liquid risk-free investments in addition to other more risky investments that, when combined, will result in the return of at least the original principal investment to the investors at maturity of the fund unless there is a significant and sudden market event. The Bank's maximum potential exposure to loss with respect to the two-party letters of credit totals $391,786. Such a loss assumes that no funds are invested in risk-free investments, and that all investments suffer a total loss. As such, this measure significantly overstates the Bank's expected loss exposure at March 28, 2008.

The liquidity asset purchase agreement is a commitment to purchase asset-backed loan receivables previously acquired or financed from the conduit. The conduit was formed in June 2006 to purchase assets and fund those purchases through the issuance of extendable commercial paper, callable notes, and extendable notes. The liquidity support would be called on by the conduit in the event a market disruption or other event make it difficult or impossible for the conduit to issue new notes to repay previously issued notes at their maturity. The Bank's maximum exposure to loss with respect to the liquidity asset purchase agreement is $1,086,589. Such a loss assumes that the Bank suffers a total loss on all asset-backed loans and commitments issued by the conduit. As such, this measure significantly overstates the Bank's expected loss exposure at March 28, 2008.

Also related to this conduit, the Bank has committed to issue standby letters of credit. The letters of credit act as a credit enhancement to the conduit and will be issued in variable amounts up to $400,000 as necessary to maintain the conduit rating. The Bank's maximum exposure to loss with respect to issued letters of credit is $64,187. Such a loss assumes that the Bank suffers a total loss on issued letters of credit. As such, this measure significantly overstates the Bank's expected loss exposure at March 28, 2008.

During the fourth quarter of 2007, the Bank purchased the remaining assets of an ABCP conduit formed in December 2005 to purchase securities or other financial assets and fund those purchases through the issuance of notes, including commercial paper. The Bank does not have any remaining exposure to this conduit as it is inactive. Although not legally terminated, the Bank does not anticipate using this conduit for off-balance-sheet financing in the future.

As a result of a reconsideration event under FIN 46R in the fourth quarter of 2007, the Bank became the primary beneficiary for another conduit. As a result, the conduit was consolidated and the facility is not considered outstanding as of March 28, 2008.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

In connection with certain asset sales and securitization transactions, MLBUSA typically makes representations and warranties about the underlying assets conforming to specified guidelines. If the underlying assets do not conform to the specifications, MLBUSA may have an obligation to repurchase the assets or indemnify the purchaser against any loss. To the extent these assets were originated by others and purchased by the Bank, MLBUSA seeks to obtain appropriate representations and warranties in connection with its acquisition of the assets. The Bank believes that the potential for loss under these arrangements is remote. Accordingly, no liability is recorded in the condensed consolidated financial statements.


11.  CAPITAL REQUIREMENTS

MLBUSA is subject to various regulatory capital requirements administered by U.S. federal and state banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MLBUSA's condensed consolidated financial statements. Under the regulatory framework for prompt corrective action, MLBUSA must meet specific capital guidelines that involve quantitative measures of MLBUSA's assets and certain off-balance sheet items as calculated under regulatory guidelines. MLBUSA's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital to risk-weighted assets and of Tier I capital to average assets, as defined by the regulation. Management believes, as of March 28, 2008 and December 28, 2007, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 28, 2008, MLBUSA's capital ratios meet or exceed the minimum "well capitalized" levels for the total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table:

                                                                                                  Minimum
                                                                                                To Be "Well
                                                                                              Capitalized" Under
                                                                   Minimum for Capital        Prompt Corrective
                                           Actual                   Adequacy Purposes         Action Provisions
                                        ---------------------------------------------------------------------------
                                           Amount      Ratio        Amount      Ratio        Amount        Ratio
March 28, 2008
Total capital (Tier 1 + Tier 2)
  to risk - weighted assets               7,343,139    15.24 %    $ 3,854,619    8.00 %    $ 4,818,274     10.00 %
Tier I capital to risk - weighted assets  6,271,951    13.02 %    $ 1,927,310    4.00 %    $ 2,890,964      6.00 %
Tier I capital to average assets          6,271,951     8.94 %    $ 2,806,256    4.00 %    $ 3,507,820      5.00 %

December 28, 2007
Total capital (Tier 1 + Tier 2)
  to risk - weighted assets             $ 7,367,944    12.18 %    $ 4,839,770    8.00 %    $ 6,049,713     10.00 %
Tier I capital to risk - weighted asset $ 6,511,001    10.76 %    $ 2,419,885    4.00 %    $ 3,629,828      6.00 %
Tier I capital to average assets        $ 6,511,001     8.50 %    $ 3,063,059    4.00 %    $ 3,828,824      5.00 %

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

12.  DERIVATIVES


MLBUSA uses derivative instruments to manage its interest rate, credit, and foreign exchange risk positions. Fair values of derivatives are included in trading assets, derivative assets, and derivative liabilities in the condensed consolidated balance sheets.

For the three months ended March 28, 2008 and March 30, 2007, the amount of fair value hedge ineffectiveness included in the Bank's interest income was a pre-tax gain (loss) of $38,110 and $(1,017), respectively.

During the first quarter of 2008, the Bank determined that certain cash flow hedges, entered into in 2007, were no longer effective in offsetting changes in the cash flows of hedged items, and therefore, did not qualify for cash flow hedge accounting under SFAS No. 133. As a result, $50,525 of the mark-to-market gains previously accumulated in other comprehensive income was reclassified into earnings.

The Bank has established bilateral collateral agreements with its major derivative dealer counterparties that provide for exchange of marketable securities or cash to collateralize either party's future payment of obligations pursuant to derivative contracts. As of March 28, 2008 and December 28, 2007, the Bank had received from counterparties net cash totaling $390,954 and $198,710, respectively, to collateralize their future payment obligations with the Bank.

MLBUSA's derivative positions at March 28, 2008 and December 28, 2007 follow:

                                                             March 28, 2008                     December 28, 2007
                                                             --------------                     -----------------
                                                                      Estimated Fair                      Estimated Fair
                                                        Notional           Value           Notional             Value
                                                        --------           -----           --------             -----
Interest rate swaps
     Bank receives fixed/pays floating                 $ 9,179,948       $ 274,675       $ 13,505,946        $ 272,190
     Bank receives floating/pays fixed                  13,268,494        (547,292)        11,299,148         (205,871)
     Bank receives CPI-indices linked/pays floating        375,979           7,515            366,910            8,103
Interest rate futures                                   11,650,000             983         18,912,000            5,321
Interest rate options                                      341,742               -            476,174            1,711
Credit default swaps                                     9,247,743         476,744          8,728,016          218,364
Principal protection guarantees                            397,574           1,585            437,242            2,217
Equity linked                                              380,238          (8,161)           366,910           (9,120)
Total return swaps/credit link note                        397,574           2,492            437,242            2,046
Foreign exchange forward contracts                       1,521,866           1,078          1,043,932            2,316
                                                      ------------       ---------       ------------        ---------
Total                                                 $ 46,761,158       $ 209,619       $ 55,573,520        $ 297,277
                                                      ============       =========       ============        =========

Weighted-average receivable interest rate                   3.52 %                             4.68 %
Weighted-average payable interest rate                     (2.92)%                            (3.43)%

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

13.  FAIR VALUE MEASUREMENTS

The Bank's financial instruments reported in the financial statements at fair value are categorized into a three-level hierarchy based on the nature of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the fair value of the financial instrument fall within different levels of the hierarchy, the category level to which the financial instrument is assigned is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the condensed consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1. Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, and most U.S. government and agency securities).

Level 2. Financial assets and liabilities whose values are based on quoted prices in markets that are not active or inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 inputs include the following: (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds because these instruments trade infrequently); (c) pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives such as interest rate and currency swaps); (d) pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (an example includes certain mortgage loans).

Level 3. Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability (for example, private equity investments and certain collateral-dependent loans).

Assets and liabilities with fair value measured on a recurring basis

The following tables present MLBUSA's fair value hierarchy for its assets and liabilities measured at fair value on a recurring basis.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

                                                                  Fair Value Measurements on a Recurring Basis
                                                                                 as of March 28, 2008
                                                                                 --------------------
                                                                                                                    Netting
                                                          Level 1        Level 2      Level 3         Adj (1)        Total
                                                          -------        -------      -------         -------        -----

Assets:
Trading assets (excludes derivative contracts
   designated as trading)                               $      --     $ 1,221,216   $      --     $      --      $ 1,221,216
Derivative assets (includes derivative contracts
   designated as trading)                                       983       888,782          --        (528,266)       361,499
Securities                                                   10,980    18,740,152          --            --       18,751,132
Loans and leases held for sale                                 --         598,570         3,496          --          602,066
Other assets                                                   --            --          15,095          --           15,095

Liabilities:
Derivative liabilities (includes derivative contracts
   designated as trading)                                      --         671,996          --        (126,882)       545,114


(1) Represents cash collateral and the impact of netting across the levels of the fair value hierarchy.


                                                                    Fair Value Measurements on a Recurring Basis
                                                                              as of December 28, 2007
                                                                              -----------------------
 Assets:                                                                                                             Netting
                                                          Level 1        Level 2      Level 3       Adj (1)           Total
                                                          -------        -------      -------       -------           -----

Trading assets (excludes derivative contracts           $      --     $   925,275   $      --     $      --      $   925,275
  designated as trading)
Derivative assets (includes derivative contracts              5,321       387,778          --        (219,616)       173,483
  designated as trading)
Securities                                                    9,911    22,550,923          --            --       22,560,834
Loans and leases held for sale                                 --         625,132         4,428          --          629,560
Other assets                                                   --            --          18,223          --           18,223
Liabilities:
Securities sold under agreements to repurchase                 --         689,687          --            --          689,687
Derivative liabilities (includes derivative contracts          --          86,797          --         (12,248)        74,549
  designated as trading)

(1) Represents cash collateral and the impact of netting across the levels of the fair value hierarchy.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

The following tables provide a summary of changes in fair value of the Bank's Level 3 assets and liabilities for the three months ended March 28, 2008 and March 30, 2007, respectively, as well as the portion of gains or losses included in income attributable to unrealized gains or losses relating to those assets and liabilities still held at March 28, 2008 and March 30, 2007. As inputs can fall into multiple levels of the priority hierarchy, and as the category is based on the lowest priority of inputs used to determine fair value, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, gains and losses for such assets and liabilities categorized within the Level 3 table below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). Further, the following tables do not consider the effect of derivatives included in Level 1 and 2 that economically hedge certain exposures to the Level 3 positions.


                                               Three Months Ended March 28, 2008
                                               ---------------------------------
                                                  Loans and Leases
                                                    Held for Sale  Other Assets
                                                    -------------  ------------
Assets:
Beginning balance                                      $  4,428      $ 18,223
    Total gains or (losses)
        Included in gains (losses) on sale of loans      (2,788)         --
        Included in equity and partnership interests       --            (757)
    Purchases, issuances and settlements, net              (979)       (2,371)
    Transfers in (out)                                    2,835          --
                                                       --------      --------
Ending balance                                         $  3,496      $ 15,095
                                                       ========      ========

Unrealized gains (losses) included in income
   attributable to those assets still held             $  1,490      $   (757)
                                                       ========      ========

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)


                                                          Three months ended March 30, 2007
                                                          ---------------------------------

                                                       Loans and Leases Held
                                                             for Sale           Other Assets
                                                             --------           ------------
Assets:
Beginning balance                                             $ 6,632              $ 22,600
    Total gains or (losses)
        Included in gains (losses) on sale of loans            (4,380)                    -
        Included in equity and partnership interests                -                 4,145
        Included in other comprehensive income                      -                     -
    Purchases, issuances and settlements, net                  (1,162)               (3,465)
    Transfers in (out)                                          4,481                     -
                                                              -------              --------
Ending balance                                                $ 5,571              $ 23,280
                                                              =======              ========

Unrealized gains included in income
   attributable to those assets still held                    $ 1,575               $ 4,145
                                                              =======              ========

Assets and liabilities with fair value measured on a non-recurring basis

The following tables present MLBUSA's fair value hierarchy for its assets and liabilities measured at fair value on a non-recurring basis as of March 28, 2008 and December 28, 2007, as well as gains or losses recorded in the condensed consolidated statement of earnings for the three months ended March 28, 2008 and March 30, 2007.

Loans held for sale are accounted for on a LOCOM basis, and the fair value of the assets is less than the book value. The losses were calculated by models incorporating significant observable market data, such as pricing of default swap protection, pricing of listed bonds, loss ratios for consumer loans and actual trades viewed in the market for similar loans.

Loans and leases receivable reported includes only those impaired loans that are collateral dependent and whose fair value is below their cost as of March 28, 2008. For loans included in Level 3 of the fair value hierarchy, fair value is estimated using book values of pledged collateral reported by the borrower judgmentally adjusted by management based on historical experience with similar clients and assets to an amount estimated to be collected.

Other assets are comprised of real estate owned assets and the fair value is estimated based upon a recent appraisal or broker opinion on the property.

Other liabilities include amounts recorded for loan commitments at lower of cost or fair value where the funded loan will be held for sale. The losses were calculated by models incorporating significant observable market data, such as pricing of default swap protection, pricing of listed bonds and actual trades viewed in the market for similar loans.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)


                         Fair Value Measurements on a Non-Recurring Basis
                                        as of March 28, 2008                        Gains (Losses)
                          ------------------------------------------------  -------------------------------
                                                                                  Three Months Ended
                              Level 1   Level 2       Level 3    Total      March 28, 2008   March 30, 2007
                              -------   -------       -------    -----      --------------   --------------
Assets:
Loans and leases held for sale  $--    $1,169,635   $   26,326   $1,195,961   $  (56,483)   $   (3,234)
Loans and leases receivable      --       502,524       39,229      541,753      (86,057)        1,082
Other Assets                     --         9,672         --          9,672       (2,938)         --

Liabilities:
Other Liabilities                --       168,984         --        168,984      (68,857)         --


                                Fair Value Measurements on a Non-Recurring Basis
                                            as of December 28, 2007
                                -----------------------------------------------
                                Level 1     Level 2     Level 3        Total
                                -------     -------     -------        -----
Assets:
Loans and leases held for sale     $ -    $ 1,177,494    $ 421     $ 1,177,915
Liabilities:
Other Liabilities                    -        103,157        -         103,157


14.  FAIR VALUE OPTION

SFAS No. 159 provides MLBUSA with a fair value option election that allows the Bank to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. If the fair value option is elected, changes in fair value are recognized in the current period earnings. SFAS No. 159 permits the fair value option election on an instrument by instrument basis, or a pooled or grouped basis, at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument (such as upon acquisition). Interest income is recognized on loans or securities for which the fair value option has been selected based upon the contractual principal amount, the stated interest rate, and the number of days in the period.

The Bank adopted the fair value option for certain securities in its strategic risk portfolio to provide for more efficient accounting and administration of the securities and related hedges. As these securities were previously accounted for as available-for-sale securities, the carrying value prior to adoption was fair value with the variance from the cost basis of the assets (the unrealized net loss) reported in accumulated other comprehensive income, a component of capital. Upon adoption of SFAS No. 159 for these securities, the amount previously included in accumulated other comprehensive income was included in beginning retained earnings and the carrying value after adoption remained unchanged at the fair value of the securities. As required by SFAS No. 159, available-for-sale securities for which fair value option is elected, the securities are reclassified as trading securities.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

The Bank adopted the fair value option for the automobile loan portfolio as it is risk managed on a fair value basis.

During the second quarter of 2007, the Bank adopted the fair value option for securities sold under agreements to repurchase with MLPF&S, an affiliate. The election of the fair value option provides for more efficient accounting and administration for securities sold under agreements to repurchase with MLPF&S. The fair value of securities sold under agreements to repurchase with MLPF&S was $0 and $689,687 at March 28, 2008 and December 28, 2007, respectively.

During the fourth quarter of 2007, the Bank elected fair value option accounting for subordinated notes payable to third parties included in the Bank's condensed consolidated balance sheet as the result of becoming the primary beneficiary of a conduit holding generally highly rated mortgage-backed debt securities. The fair value option election provides for better presentation of the principal amount of debt that will be repaid by the conduit to the note holder. There was no change in the value of notes payable subsequent to electing fair value option accounting.

The following tables provide information about where changes in fair values of assets or liabilities for which the fair value option has been elected are included in earnings for the three months ended March 28, 2008 and March 30, 2007, respectively.

                                                     Changes in Fair Value for the Three Months Ended March 28, 2008,
                                                    for Items Measured at Fair Value Pursuant to the Fair Value Option
                                                    ------------------------------------------------------------------
                                                                                               Total Changes in Fair
                                                     Gains on Sale of Loans     Other Income            Value
                                                     ----------------------     ------------            -----
Assets:
   Loans and leases held-for-sale (1)                      $ 11,654                 $ -               $ 11,654

Liabilities:
   Securities sold under agreements to repurchase                 -                  35                     35

(1) The decrease in fair value of loans held for sale for which the fair value option was elected that was attributable to changes in borrower-specific credit risk, determined by reviewing the change in individual loan impairment and the change in credit spreads for securities backed by similar loans, was $10,024 for the three months ended March 28, 2008.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

                                Changes in Fair Value for the Three Months Ended March 30, 2007,
                               for Items Measured at Fair Value Pursuant to the Fair Value Option
                               ------------------------------------------------------------------
                                           Gains on Sale of        Total Changes in
                                                 Loans                 Fair Value
                                                 -----                 ----------
Assets:
   Loans held-for-sale (1)                     $ 24,152                 $ 24,152

(1) The decrease in fair value of loans held-for-sale for which the fair value option was elected that was attributable to changes in borrower-specific credit risk, determined by reviewing the change in individual loan impairment and the change in credit spreads for securities backed by similar loans, was $4,357 for the quarter ended March 30, 2007.

The following table presents the difference between fair values and the aggregate contractual principal amounts of the assets and liabilities for which the fair value option has been elected as of March 28, 2008 and December 28, 2007.

                                        Fair Value at         Contractual
                                        March 28, 2008       Principal Amount            Difference
                                        --------------       ----------------            ----------

Assets:
   Loans and leases held-for-sale (1)      $ 602,066             $ 753,162              $ (151,096)

Liabilities:
   Other borrowings                                -               268,700                (268,700)

(1) The fair value of loans for which the fair value option was elected that are greater than 90 days past due as of March 28, 2008 was $3,496; the fair value of loans on nonaccrual status, including all of the loans greater than 90 days past due, is $3,496. The difference between the fair value and unpaid principal balance of loans greater than 90 days past due or on nonaccrual is $9,872 as of March 28, 2008.


                                                    Fair Value at              Contractual
                                                  December 28, 2007           Principal Amount            Difference
                                                  -----------------           ----------------            ----------

 Assets:
    Loans and leases held-for-sale (1)                 $ 629,560                   $ 788,591           $ (159,031)
 Liabilities:
    Securities sold under agreements to repurchase       689,687                     689,652                   35
    Other borrowings                                           -                     268,700             (268,700)


(1) The fair value of loans for which the fair value option was elected that are greater than 90 days past due, all on non-accrual, as of December 28, 2007 was $4,428. The difference between the fair value and unpaid principal balance of loans greater than 90 days past due or on nonaccrual is $11,362 as of December 28, 2007.

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)


15.      DISCONTINUED OPERATIONS

On December 24, 2007, Merrill Lynch announced the sale of MLC business. The sale generally included the stock of MLBFS, and MLC's corporate finance, equipment finance, franchise, commercial real estate, and energy and health care finance units. This transaction closed on February 4, 2008. The operating results for MLC disposal group are reported as discontinued operations for all periods presented in the MLBUSA condensed consolidated statements of earnings.

The assets and liabilities of the discontinued disposal group are presented in the table below:


                                             March 28, 2008   December 28, 2007
                                             --------------  -------------------
Assets:
    Cash                                             $ 788                $ 318
    Loans and leases held for sale                 245,422           12,685,773
    Accrued interest receivable                      1,501               89,254
    Property and equipment                           1,170               44,509
    Other assets                                    67,359              159,860
                                             --------------  -------------------
Total Assets of discontinued operations          $ 316,240         $ 12,979,714
                                             ==============  ===================

Liabilities:
Current income taxes payable                     $      -             $ 34,626
Other liabilities                                  10,373               416,826
                                             --------------  -------------------
Total Liabilities of discontinued operations      $ 10,373            $ 451,452
                                             ==============  ===================


As of December 28, 2007, the Bank transferred $12,265,989 of MLC loans from loans and leases held for investment to loans and leases held for sale (as presented in the table above), resulting in a charge to the allowance for loan and lease losses in the amount of $210,036 to state the loans at LOCOM.

Certain financial information included in the condensed consolidated statements of earnings as discontinued operations is shown below:

                                                          Three Months Ended
                                                          ------------------
                                                     March 28, 2008   March 30, 2007
                                                     --------------   --------------
Net interest income after provision for loan and
  lease losses                                           $ 64,932         $ 154,422
Noninterest income                                         (3,714)           33,267
Noninterest expenses                                       53,388            54,018
                                                         ---------         ---------
Earnings from discontinued operations before
   income taxes                                           $ 7,830         $ 133,671
                                                         =========        =========

MERRILL LYNCH BANK USA
(A Wholly Owned Subsidiary of Merrill Lynch & Co., Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Quarterly Periods Ended March 28, 2008 and March 30, 2007
--------------------------------------------------------------------------------
(Dollars in thousands)

16.      RESTATEMENT OF FINANCIAL STATEMENTS

Subsequent to the issuance of the Bank's condensed consolidated financial statements for the three months ended March 28, 2008, management determined that the proceeds on the sale of the MLC loans in the amount of $12,269,625 were improperly reported as operating cash flows in the condensed consolidated statement of cash flows for the period ended March 28, 2008. The cash received is properly reported as a cash flow from investing activities in the restated condensed consolidated statement of cash flows. The change in MLC net assets/liabilities other than loans has also been reclassified as change in other assets/liabilities from the sale of Merrill Lynch Capital as a component of investment activities.

As a result, the accompanying condensed consolidated statement of cash flows for the period ended March 28, 2008 has been restated from amounts previously reported. The following table presents the effects of this restatement:

                                                                                      As Previously
                                                                                          Reported         As Restated
                                                                                          --------         -----------

Condensed consolidated Statements of Cash Flow
    Cash Flows from Operating Activities
        Changes in operating assets and liabilities:
           Net proceeds from sales of loans held for sale                                 13,238,360           969,021
        Net change in:
           Other, net                                                                       (353,459)         (315,614)

        Net cash provided by operating activities                                         12,324,985            93,491

    Cash Flows From Investing Activities
        Net change in:
           Loans and leases receivable                                                      (249,733)       12,019,606
           Change in other assets/liabilities from the sale of Merrill Lynch Capital               -           (37,845)

        Net cash provided by investing activities                                            883,463        13,114,957




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